UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 6, 2010 (December 6, 2010)

SL GREEN REALTY CORP.

(Exact Name of Registrant as Specified in its Charter)

Maryland	1-13199	13-3956775
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

420 Lexington Avenue
New York, New York	10170
(Address of Principal Executive Offices)	(Zip Code)

(212) 594-2700

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.               Regulation FD Disclosure

Members of senior management of the Company will make a presentation during the Company’s 2010 Annual Investor Conference on Monday, December 6, 2010 (the “Investor Conference”).  At the Investor Conference, the Company will provide its earnings guidance for the year ending December 31, 2011 of FFO per share of $4.05 to $4.20, and net income per share of $0.53 to $0.68.  The Company also reconfirmed its earning guidance for the year ending December 31, 2010 of FFO per share of $4.75, and net income per share of $3.32.  A copy of the presentation is available on our corporate website at www.slgreen.com under the “Investors — Calendar & Websites” section.

The following table reconciles estimated earnings per share (diluted) to FFO per share (diluted) for the years ending December 31, 2010 and 2011.

	Year Ended
	December 31,	Year Ended December 31,
	2010	2011	2011
	$3.32	$0.53	$0.68
Add:
Depreciation and amortization	2.83	3.01	3.01
Discontinued operations depreciation adjustments	0.02	—	—
Unconsolidated joint ventures depreciation and noncontrolling interests adjustments	0.39	0.40	0.40
Net income attributable to noncontrolling interests	0.23	0.12	0.12
Less:
Gain on sale of discontinued operations	0.44	—	—
Equity in net gain on sale of interest in unconsolidated joint venture / real estate	1.59	—	—
Depreciation and amortization on non-real estate assets	0.01	0.01	0.01
Funds from Operations	$4.75	$4.05	$4.20

The information being furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing. This information will not be deemed an admission as to the materiality of such information that is required to be disclosed solely by Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SL GREEN REALTY CORP.

Date: December 6, 2010	By:	/s/ James Mead
James Mead
Chief Financial Officer